  As filed with the Securities and Exchange Commission on February 20, 1996

                                                  Registration No.  33-______
=============================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          PARK-OHIO INDUSTRIES, INC.
              (Exact name of issuer as specified in its charter)

                   Ohio                                       34-6520107
     (State or other jurisdiction of                       (I.R.S. Employer
     incorporation or organization)                       Identification No.)
         23000 Euclid Avenue                                    44117
           Cleveland, Ohio                                    (Zip Code)
(Address of principal executive offices)

                      INDIVIDUAL ACCOUNT RETIREMENT PLAN
                                      OF
                          PARK-OHIO INDUSTRIES, INC.
                             AND ITS SUBSIDIARIES
                           (Full title of the plan)

                               Ronald J. Cozean
                                  Secretary
                             23000 Euclid Avenue
                            Cleveland, Ohio 44117
                   (Name and address of agent for service)

                                (216) 692-7200
        (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE


==================================================================================================================
                                                 Proposed maximum         Maximum
  Title of securities       Amount to be        offering price per   aggregate offering         Amount of
  to be registered(1)       registered              share (2)            price (2)         registration fee (3)
------------------------------------------------------------------------------------------------------------------
 Common Shares par
 value $1.00 per             1,500,000              $13.625             $20,437,500             $7,047
 share
==================================================================================================================

(1)  In addition, pursuant to Rule 416(c) under the Securities act of 1933, this registration statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Based on the last sale reported of securities of the same class on the NASDAQ Stock Market on February 13, 1996.

(3)  Computed in accordance with Rule 457(h) under the Securities Act of 1933.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference
------------------------------------------------

                 Park-Ohio Industries, Inc. (the "Company") incorporates by reference into this registration statement the following documents:

                 (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1994.

                 (b) (1)    The Company's Quarterly Reports on Form 10-Q for
                 the quarterly periods ended March 31, 1995, June 30, 1995 and September 30, 1995.

                 (b) (2)    The Company's Current Report on Form 8-K dated
                 April 17, 1995.

                 (c) The description of the Common Shares, par value $1.00 per share, of the Company contained in the Company's Form S-4 (No. 33-87230) filed with the Securities and Exchange Commission on December 9, 1994.

                 All documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates all securities offered have been sold, or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.


Item 4.  Description of Securities
----------------------------------

                 Not applicable.


Item 5.  Interests of Named Experts and Counsel
-----------------------------------------------

                 Not applicable.


Item 6.  Indemnification of Directors and Officers
--------------------------------------------------

                 Section 1701.13(E) of the Ohio General Corporation Law sets forth provisions which define the extent to which a corporation may indemnify directors, officers, and employees. Section 34 of the Company's Code of Regulations provides that the Company may indemnify its directors and officers to the full extent and according to the procedures set forth in the Ohio General Corporation Law. In addition, the directors and certain officers of the Company are each parties to indemnification agreements with the Company giving such officer or directors the benefits of (i) the Articles of Incorporation and Code of Regulations, (ii) any insurance purchased by the Company to provide such indemnification to the directors, officers and other persons, and (iii) Ohio law then in effect. Under Ohio law directors of the Company would, under most circumstances, be entitled to advancement of litigation and similar expenses related to lawsuits or claims arising from such persons' services as a director. A director of the Company would be liable in damages for actions taken as a director only if shown with clear and convincing evidence that the director's acting or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. The directors are entitled to mandatory advancement of expenses incurred in defending any action provided the director agrees to cooperate in the matter and repay amounts advanced if it is proved by clear and convincing evidence that his act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for its best interests.

Item 7.
-------
                 Not applicable.

Item 8.  Exhibits
-----------------

                 (4)(a) Amended Articles of Incorporation of Park-Ohio (incorporated herein by reference to Exhibit 4(a) to Registrant's Form S-3 (No. 33-86054) filed with the Commission on November 7, 1994).

                 (4)(b) Code of Regulations of Park-Ohio (incorporated herein by reference to Exhibit 4(b) to Registrant's Form S-3 (No. 33- 86054) filed with the Commission on November 7,
                 1994).

                 (5)(a) Opinion of Squire, Sanders & Dempsey as to the legality of the securities registered.

                 (15) Letter from Ernst & Young LLP regarding unaudited interim financial information.

                 (23)(a)    Consent of Ernst & Young LLP.

                 (23)(b) Consent of Squire, Sanders & Dempsey (contained in opinion filed as Exhibit 5).

                 (24)       Powers of attorney

                            The Company will submit the Individual Account Retirement Plan of Park-Ohio Industries, Inc. and Its Subsidiaries to the Internal Revenue Service ("IRS") and will make all changes required by the IRS in order to qualify the plan.

Item 9.  Undertakings
---------------------

                 (a)        The Company hereby undertakes:

                            (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                            (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                            (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

                 (b) The Company hereby undertakes that, for purposes of determining any liability under the Act, each filing of its annual report pursuant to section 13(a) or section 15(d) of the Exchange Act, and each filing of the plan's annual report pursuant to section 15(d) of the Exchange Act, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (h) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a directors, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such directors, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 19th day of February, 1996.

                                        PARK-OHIO INDUSTRIES, INC.



                                        By:  /s/ Ronald J. Cozean
                                             ------------------------------
                                             Ronald J. Cozean, Secretary



                 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                          TITLE                             DATE
---------                                          -----                             ----
Edward F. Crawford*                                Chairman of the Board,
-----------------------------------                Chief Executive Officer,
Edward F. Crawford                                 and Director (Principal
                                                   Executive Officer)

 /s/ James S. Walker                               Vice President-Treasurer      February 19, 1996
-----------------------------------                and Controller (Principal
James S. Walker                                    Financial and Accounting
                                                   Officer)

Lewis E. Hatch, Jr.*                               Director
-----------------------------------
Lewis E. Hatch, Jr.


Thomas E. McGinty*                                 Director
-----------------------------------
Thomas E. McGinty

John J. Murray*                                    Director
-----------------------------------
John J. Murray


Lawrence O. Selhorst *                             Director
-----------------------------------
Lawrence O. Selhorst


Richard S. Sheetz*                                 Director
-----------------------------------
Richard S. Sheetz


James W. Wert*                                     Director
-----------------------------------
James W. Wert



*By: /s/ Ronald J. Cozean
    -------------------------------
        Ronald J. Cozean
        Attorney-in-Fact


Dated February 19, 1996

                 THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on February 19, 1996.


                                        INDIVIDUAL ACCOUNT RETIREMENT PLAN
                                        OF PARK-OHIO INDUSTRIES, INC. AND
                                        OTHER SPONSORING CORPORATIONS

                                        By: Employee Benefits Administrative
                                            Committee, Plan Administrator

                                        By: /s/ Elizabeth A. Boris
                                            -----------------------------------
                                            Elizabeth A. Boris

                                 EXHIBIT INDEX

                                                                    Page in
                                                                  Registration
                                                                    Statement
                                                                  ------------
(4)(a)    Amended Articles of Incorporation of Park-Ohio
(incorporated herein by reference to Exhibit 4(a) to
Registrant's Form S-3 (No. 33-86054) filed with the
Commission on November 7, 1994.

(4)(b) Code of Regulations of Park-Ohio (incorporated herein by reference to Exhibit 4(b) to Registrant's
Form S-3 (No. 33-86054) filed with the Commission on November 7, 1994.

(5)(a)    Opinion of Squire, Sanders & Dempsey as to the                9
legality of the securities registered.

(15)      Letter from Ernst & Young LLP regarding unaudited            10
interim financial information

(23)(a)   Consent of Ernst & Young LLP.                                11

(23)(b)   Consent of Squire, Sanders & Dempsey
(contained in opinion filed as Exhibit 5).

(24)      Powers of attorney                                           12